ISSUER FREE WRITING PROSPECTUS Filed Pursuant to Rule 433 Registration Statement No. 333-137902 Dated: March 20, 2008

AVERAGING AND THE POINT-TO-POINT METHOD

What are Averaging and
the Point to Point Method?

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AVERAGING AND THE POINT-TO-POINT METHOD

Why are these features sometimes used in Structured Notes?

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AVERAGING AND THE POINT-TO-POINT METHOD

Structured notes use numerous features designed to produce a particular return or to provide exposure to one or more assets.

Two such features - 'Averaging' and the 'Point-ta-Point Method'- impact how the return of a structured note is determined.

Here's an overview:

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AVERAGING AND THE POINT-TO-POINT METHOD

Averaging is frequently used in structured notes to decrease the cost of the
Performance Component providing exposure to the underlying asset or assets
(typically an option or combination of options).

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AVERAGING AND THE POINT-TO-POINT METHOD

Averaging is calculating the arithmetic mean of a series of values. Determining the arithmetic mean involves adding a series of values then dividing that sum by the number of observations.

The return of a structured note using Averaging is determined by subtracting the initial value from the Average then dividing that amount by the initial value.

   January1,280               15,822 sum
                              ---------------
 February 1,285               12 observations
    March 1,294
                              = 1,318.50
    April 1,310
      May 1,270               1,318.50 average
     June 1,274              -1,280.00 initial
     July 1,276              =38.50 difference
   August 1,303
September 1,335               38.50 difference
                              ----------------
  October 1,377               1,280 initial
November 1,400
December 1,418                = 3.01 % change

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AVERAGING AND THE POINT-TO-POINT METHOD

The Point-to-Point Method will generally be more costly than using Averaging when determining the return of a structured note.

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AVERAGING AND THE POINT-TO-POINT METHOD

The Point-to-Point Method simply compares the final value to the initial value.

The return of structured note using the Point-to-Point Method is determined by subtracting the final value from the initial value and then dividing that amount by the initial value.

  January 1,280
 February 1,285
    March 1,294
    April 1,310
      May 1,270      1,418 final
     June 1,274     -1,280 initial
     July 1,276     =138 difference
   August 1,303
September 1,335     138 difference
                    --------------
  October 1,377     1,280 initial
 November 1,400
 December 1,418     =10.78% change

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AVERAGING AND THE POINT-TO-POINT METHOD

ILLUSTRATION

Monthly Averaging in a Generally Rising Market

In this illustration, the Initial Level is 1,280 and the Final Level is 1,418,
an increase of 138. The Average is 1318.50, which is greater than the Initial
Level, but substantially less than the Final Level.

This highlights the potential impact of Averaging in a generally rising market illustrating that structures using Averaging may produce materially different returns than those using the Point-to-Point Method. In a rising market,
Averaging will generally produce results less favorable than the Point-to-Point
Method, although the outcome depends upon the actual observation levels during the averaging period.

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AVERAGING AND THE POINT-TO-POINT METHOD

ILLUSTRATION

Monthly Averaging in a Generally Rising Market

In this illustration, the Initial Level is 1,280 and the Final Level is 1,418,
an increase of 138. The Average is 1318.50, which is greater than the Initial
Level, but substantially less than the Final Level.

This highlights the potential impact of Averaging in a generally rising market illustrating that structures using Averaging may produce materially different returns than those using the Point-to-Point Method. In a rising market,
Averaging will generally produce results less favorable than the Point-to-Point
Method, although the outcome depends upon the actual observation levels during the averaging period.

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AVERAGING AND THE POINT-TO-POINT METHOD

ILLUSTRATION

Monthly Averaging in a Generally Rising Market

In this illustration, the Initial Level is 1,280 and the Final Level is 1,418,
an increase of 138. The Average is 1318.50, which is greater than the Initial
Level, but substantially less than the Final Level.

This highlights the potential impact of Averaging in a generally rising market illustrating that structures using Averaging may produce materially different returns than those using the Point-to-Point Method. In a rising market,
Averaging will generally produce results less favorable than the Point-to-Point
Method, although the outcome depends upon the actual observation levels during the averaging period.

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AVERAGING AND THE POINT-TO-POINT METHOD

ILLUSTRATION

Monthly Averaging in a Generally Rising Market

In this illustration, the Initial Level is 1,280 and the Final Level is 1,418,
an increase of 138. The Average is 1318.50, which is greater than the Initial
Level, but substantially less than the Final Level.

This highlights the potential impact of Averaging in a generally rising market illustrating that structures using Averaging may produce materially different returns than those using the Point-to-Point Method. In a rising market,
Averaging will generally produce results less favorable than the Point-to-Point
Method, although the outcome depends upon the actual observation levels during the averaging period.

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AVERAGING AND THE POINT-TO-POINT METHOD

ILLUSTRATION

Monthly Averaging in a Generally Declining Market

In this illustration, the Initial Level is 1,418 and the Final Level is 1,280,
an decrease of 138. As with the preceding illustration, the Average is 1318.50, which is less than the Initial Level, but more than the Final Level.

This highlights the potential impact of Averaging in a generally declining market illustrating that structures using Averaging may produce materially different returns than those using the Point-to-Point Method. In a declining market, Averaging will generally produce results more favorable than the
Point-to-Point Method, although the outcome depends upon the actual observation levels during the averaging period.

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AVERAGING AND THE POINT-TO-POINT METHOD

ILLUSTRATION

Monthly Averaging in a Generally Declining Market

In this illustration, the Initial Level is 1,418 and the Final Level is 1,280,
an decrease of 138. As with the preceding illustration, the Average is 1318.50, which is less than the Initial Level, but more than the Final Level.

This highlights the potential impact of Averaging in a generally declining market illustrating that structures using Averaging may produce materially different returns than those using the Point-to-Point Method. In a declining market, Averaging will generally produce results more favorable than the
Point-to-Point Method, although the outcome depends upon the actual observation levels during the averaging period.

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AVERAGING AND THE POINT-TO-POINT METHOD

ILLUSTRATION

Monthly Averaging in a Generally Declining Market

In this illustration, the Initial Level is 1,418 and the Final Level is 1,280,
an decrease of 138. As with the preceding illustration, the Average is 1318.50, which is less than the Initial Level, but more than the Final Level.

This highlights the potential impact of Averaging in a generally declining market illustrating that structures using Averaging may produce materially different returns than those using the Point-to-Point Method. In a declining market, Averaging will generally produce results more favorable than the
Point-to-Point Method, although the outcome depends upon the actual observation levels during the averaging period.

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AVERAGING AND THE POINT-TO-POINT METHOD

ILLUSTRATION

Monthly Averaging in a Generally Declining Market

In this illustration, the Initial Level is 1,418 and the Final Level is 1,280,
an decrease of 138. As with the preceding illustration, the Average is 1318.50, which is less than the Initial Level, but more than the Final Level.

This highlights the potential impact of Averaging in a generally declining market illustrating that structures using Averaging may produce materially different returns than those using the Point-to-Point Method. In a declining market, Averaging will generally produce results more favorable than the
Point-to-Point Method, although the outcome depends upon the actual observation levels during the averaging period.

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AVERAGING AND THE POINT-TO-POINT METHOD

ILLUSTRATION

Monthly Averaging in a Mixed Market

In this illustration, the Initial Level is 1,294 and the Final Level is 1,270,
an decrease of 24. As with the preceding illustration, the Average is 1318.50, which is more than the Initial Level and the Final Level.

This highlights the potential impact of Averaging in a mixed market illustrating that structures using Averaging may produce materially different returns than those using the Point-to-Point Method. In a mixed market, Averaging will generally produce results more favorable than the Point-to-Point Method, although the outcome depends upon the actual observation levels during the averaging period.

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AVERAGING AND THE POINT-TO-POINT METHOD

ILLUSTRATION

Monthly Averaging in a Mixed Market

In this illustration, the Initial Level is 1,294 and the Final Level is 1,270,
an decrease of 24. As with the preceding illustration, the Average is 1318.50, which is more than the Initial Level and the Final Level.

This highlights the potential impact of Averaging in a mixed market illustrating that structures using Averaging may produce materially different returns than those using the Point-to-Point Method. In a mixed market, Averaging will generally produce results more favorable than the Point-to-Point Method, although the outcome depends upon the actual observation levels during the averaging period.

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AVERAGING AND THE POINT-TO-POINT METHOD

ILLUSTRATION

Monthly Averaging in a Mixed Market

In this illustration, the Initial Level is 1,294 and the Final Level is 1,270,
an decrease of 24. As with the preceding illustration, the Average is 1318.50, which is more than the Initial Level and the Final Level.

This highlights the potential impact of Averaging in a mixed market illustrating that structures using Averaging may produce materially different returns than those using the Point-to-Point Method. In a mixed market, Averaging will generally produce results more favorable than the Point-to-Point Method, although the outcome depends upon the actual observation levels during the averaging period.

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AVERAGING AND THE POINT-TO-POINT METHOD

IllUSTRATION

ILLUSTRATION

Monthly Averaging in a Mixed Market

In this illustration, the Initial Level is 1,294 and the Final Level is 1,270,
an decrease of 24. As with the preceding illustration, the Average is 1318.50, which is more than the Initial Level and the Final Level.

This highlights the potential impact of Averaging in a mixed market illustrating that structures using Averaging may produce materially different returns than those using the Point-to-Point Method. In a mixed market, Averaging will generally produce results more favorable than the Point-to-Point Method, although the outcome depends upon the actual observation levels during the averaging period.

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AVERAGING AND THE POINT-TO-POINT METHOD

SELECTED CONSIDERATIONS

Using Averaging to determine the return of a structured note means that the return of the note will be different, perhaps significantly, than the return determined using the Point-to-Point Method.

Averaging generally dampens the volatility of the underlying asset or assets, which may be useful with highly volatile underlyings, but typically involves a trade-off of potential return.

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AVERAGING AND THE POINT-TO-POINT METHOD

SELECTED CONSIDERATIONS

The use of Averaging to determine the return of a structured note makes the return of the note path dependent (i.e., each observation level during the averaging period impacts the return of the note), whereas with the
Point-ta-Point Method only the initial and final levels have an impact upon the determination.

Averaging may be accomplished in many different ways - for example, daily I monthly I quarterly I annually - each of which potentially impacts the cost and return of a note differently.

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AVERAGING AND THE POINT-TO-POINT METHOD

SELECTED CONSIDERATIONS

For otherwise identical structured notes (same underlying, issuer, structure, etc.), a note using Averaging generally will have a shorter maturity than a note that uses the Point-ta-Point Method.

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AVERAGING AND THE POINT-TO-POINT METHOD

Before purchasing a structured product, investors should carefully consider the risks associated with an investment in the structured product and whether the structured product is a suitable investment for them. Before investing, prospective investors should read the prospectus relating to the particular structured product. In addition, investors are encouraged to consult with their investment, legal, accounting, tax and other advisers in connection with any investment in a structured product.

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-311-4409.

X-markets is th Deutsche Bank worldwide platform for structured notes. DWS
Scudder is the US retail brand name of Deutsche Asset Management (DeAM), the global asset management division of Deutsche Bank AG.

ISSUER FREE WRITING PROSPECTUS
File Pursuant to Rule 433
Registration Statement No. 333-137902
Dated: March 24, 2008

NOT FDIC/NCUA INSURED MAY LOSE VALUE
NO BANK GUARANTEE NOT A DEPOSIT
NOT INSURED BY ANY FEDERAL GOVERNMENT AGENCY

DWS Scudder is part of Deutsche Asset Management, which represents the US asset management activities of Deutsche Bank AG, Deutsche Bank Trust Company Americas,
Deutsche Investment Management Americas Inc. and DWS Trust Company.

DWS Scudder Distributors, Inc.
222 South Riverside Plaza Chicago, IL 60606-5808
www.dws-sp.com e-mail rep@dws.com
Sales Support (800) 621-1148
Retirement Servicers Specialist (800) 522-1441

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